UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2013

GEOVIC MINING CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52646	20-5919886
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5500 East Yale Avenue, Suite 302 Denver, Colorado		80222
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 476-6455

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers

(d)

On September 17, 2013, the Board of Directors (the “Board”) of Geovic Mining Corp. (the “Company”) appointed Teresa Dooling to serve on the Board as a director. In addition, Ms. Dooling was appointed to serve as Chair of the Audit Committee of the Board, as a member of the Human Resources and Compensation Committee of the Board, and as a member of the Nominating and Corporate Governance Committee of the Board.

There is no arrangement or understanding between Ms. Dooling and any other persons pursuant to which she was selected as a director. There have been no transactions with the Company since the beginning of the Company’s last fiscal year, or any currently proposed transactions with the Company, that exceed $120,000 in which Ms. Dooling had or will have a direct or indirect material interest. Ms. Dooling has not entered into any material plan, contract or arrangement in connection with her appointment to the Board, and has not received any material grant or award under any such plan, contract or arrangement in connection with her appointment to the Board. A copy of the Company’s press release is included as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits

(d)      The following exhibits are furnished herewith:

          99.1  Press Release dated September 17, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2013

GEOVIC MINING CORP.

By: /s/ Michael T. Mason
Name: Michael T. Mason
Title: Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Description

99.1	Press Release dated September 17, 2013